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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Cherokee Inc. on Form S-8 of our report dated April 6, 1998 on our audits of the consolidated financial statements and financial statement schedule of Cherokee Inc. as of January 31, 1998, May 31, 1997 and June 1, 1996 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the eight months ended January 31, 1998, the years ended May 31, 1997 and June 1, 1996, the three months ended June 3, 1995 and the nine months ended February 25, 1995, which report is included in Cherokee Inc.'s Transition Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


                                        /s/ Coopers & Lybrand L.L.P.
                                        ------------------------------
                                        Coopers & Lybrand L.L.P.

Los Angeles, California
June 23, 1998